SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    Form 8-K

                                 Current Report

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): June 25, 2003

                           Netsmart Technologies, Inc.
             (Exact name of Registrant as Specified in its Charter)

    Delaware                          0-21177                     13-3680154
(State or other jurisdiction         (Commission                (IRS Employer
    of incorporation                  File No.)              Identification No.)


                       146 Nassau Avenue, Islip, NY 11751
                     (Address of Principal Executive Office)

       Registrant's telephone number, including area code: (631) 968-2000

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Item 2.  Acquisition or Disposition of Assets.

On June 25, 2003, Netsmart Technologies, Inc. ("Netsmart") acquired substantially all of the assets of the CareNet segment ("CareNet") of Shuttle Data Systems Corporation, d/b/a Adia Information Management Corp. ("Adia"), pursuant to an asset purchase agreement dated June 25, 2003, among Netsmart, Creative Socio-Medics Corp. ("CSM"), a wholly-owned subsidiary of Netsmart, Adia and Steven Heintz, Jr., the president and majority shareholder of Adia. The principal assets acquired were the intellectual property and customer contracts of CareNet. The purchase price consisted of 100,000 shares of common stock of Netsmart, par value $.01 per share, $900,000 cash and a promissory note in the principal amount of $500,000. The cash portion of the purchase price was paid for out of existing working capital.

In addition, in connection with the acquistion, Netsmart entered into a non-compete and non-solicitation agreement with Steven Heintz, Jr. and Jennifer Lindbert for which Heintz and Lindbert were paid a fee of an aggregate $140,000.

A press release ("Press Release") describing the transaction was released by Netsmart on June 25, 2003.

Item 7.  Financial Statements, Pro Forma Financial Statements and Exhibits.

         (a) Financial Statements of business acquired.*

         (b) Pro Forma Financial Information.*

         (c) Exhibits

             2.1 Agreement dated June 25, 2003, among the Registrant, Creative Socio-Medics Corp., Shuttle Data Systems Corp., d/b/a ADIA Information Management Corp. and Steven Heintz, Jr. including a list of schedules to the Agreement which are not being filed. The Registrant will furnish supplementally a copy of any omitted schedules if requested by the Securities and Exchange Commission.

             99.1 Press Release of Netsmart dated June 25, 2003.

* The financial statements of CareNet and the pro forma financial information will be filed by an amendment to this Form 8-K within 60 days after July 10, 2003, the date on which this Report is required to be filed.

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                                    Signature

   Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                           NETSMART TECHNOLOGIES, INC.

   /*/                      President, Chief Executive           July 7, 2003
   ____________________     Officer and Director (Principal
   James L. Conway          Executive Officer)


   /*/                      Chief Financial Officer              July 7, 2003
   _____________________    (Principal Financial and
   Anthony F. Grisanti      Accounting Officer)